UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2024

Oak Woods Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	333-269862	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Roswell Drive, Nepean, Ontario,

K2J 0H5, Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+1) 403-561-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, one Right and one Redeemable Warrant	OAKUU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	OAKU	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to one-sixth of one Class A Ordinary Share	OAKUR	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Class A Ordinary Share for $11.50 per share	OAKUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Second Amended and Restated Merger Agreement

On December 13, 2024, the parties entered the Second Amended and Restated Merger Agreement (as amended, the “Merger Agreement”). The Merger Agreement reflects and restates the terms of the Second Extension Agreement which extended the time by which we must complete a business combination from September 28, 2024 to March 28, 2025. The Merger Agreement also was updated to reference: (a) the termination of the backstop agreement entered into between the Company and Fortune Woods Investment Holding Limited (“Backstop Investor”) on June 26, 2024 and; (b) the execution that certain Non-Redemption Agreement entered into concurrently by and between Backstop Investor and the Company on December 13, 2024.

The foregoing description of the Second Amended and Restated Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Non-Redemption Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Non-Redemption Agreement

On December 13, 2024 the Company and the Backstop Investor entered into a non-redemption agreement (hereinafter the “Non-Redemption Agreement”) for the purpose of aiding the Company’s ability to meet its closing and post-closing obligations under the Merger Agreement, as well as to support its qualification for continued listing in the event that our other public shareholders all elect to fully redeem their Class A Ordinary Shares prior to our consummation of the business combination with Huajin.

Pursuant to the Non-Redemption Agreement, Backstop Investor: agreed, inter alia: (a) that it will (provided it is lawful to do so) use its commercially reasonable efforts to purchase 500,000 Class A Ordinary Shares of the Company in the secondary market at a price no higher than the price offered through the Company’s redemption process.

The Backstop Investor also agreed, inter alia, that: (a) it shall not vote its shares in favor of the Merger; (b) irrevocably and unconditionally agreed not to redeem or otherwise tender or submit for redemption such shares in connection with the Merger, subject to the terms the Non-Redemption Agreement (hereinafter the “Open Market Shares”); (c) agreed to provide the Company with information relating to its purchases of the Open Market Shares.

The Company and Backstop Investor also agreed: (a) that, immediately upon consummation of the business combination and,so long as the Backstop Investor beneficially owns at least 500,000 Open Market Shares, the Company shall pay to the Backstop Investor a fixed fee payment in cash released from the Trust Account (as such account is defined in Section 5.9 of the Merger Agreement) equal to $100,000 (the “Non-Redemption Cash”), and; (b) to amend and terminate, together with the Company, that certain Backstop Agreement by and among the Company and Backstop Investor, dated June 26, 2024.

Upon consummation of our initial business combination, the net proceeds of the Non-Redemption Agreement will: (i) offset certain capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of Huajin and transaction expenses in connection with the Merger; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Merger.

The foregoing description of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Non-Redemption Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Merger Agreement entered into by OAKU, Huajin, Merger Sub, and the Shareholders’ Representative on December 13, 2024
10.2	Non Redemption Agreement and Termination of Backstop Agreement dated September 26, 2024 made as of December 13, 2024 by and among Oak Woods Acquisition Corporation, a Cayman Islands exempted company and Fortune Woods Investment Holding Limited, a British Virgin Islands limited company (the “Backstop Investor”)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2024

OAK WOODS ACQUISITION CORPORATION

By:	/s/ Lixin Zheng
Name:	Lixin Zheng
Title:	Chief Executive Officer

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